THIRD LEASE AMENDMENT
Exhibit 10.4

THIS THIRD LEASE AMENDMENT (this “Amendment”) is made and entered into on March 16, 2020, by and between Sara Maguire LeMone as Trustee of the Sara Maguire LeMone Revocable Trust dated February 6, 2004, hereinafter “Landlord,” and BEYOND MEAT, INC., a Delaware corporation f/k/a Savage River, Inc., hereinafter “Tenant.” Defined terms used but not defined in this Amendment have the definitions ascribed to such terms in the Lease (as defined below).
WHEREAS, Landlord and Tenant entered into that certain Lease dated March 13, 2014 (the “Original Lease”), which was amended by (a) the Lease Amendment dated November 1, 2017 (the “First Lease Amendment”), and (b) the Second Lease Amendment dated May 6, 2019 (the “Second Lease Amendment” and with the Original Lease and First Amendment, the “Lease”) whereunder Tenant is leasing from Landlord the premises defined in the Lease as being 26,000 square feet of interior space in the building known as 1714 Commerce Court, Columbia, Missouri (the “Premises”); and
WHEREAS, the Lease Term is currently scheduled to expire at midnight on June 30, 2020; and
WHEREAS, Landlord and Tenant desire to further extend the Lease Term by an additional twenty-four (24) months, subject to the terms and conditions set forth in this Amendment.
NOW THEREFORE, in consideration of the mutual agreements herein contained, Landlord and Tenant agree as follows:
1.Extension of Lease Term. Landlord and Tenant agree that the term of the Lease shall be extended by twenty-four (24) months, commencing at midnight on June 30, 2020, and ending at 11:59 p.m. on June 30, 2022 (the “Extension Term”).
2.Tenant’s Address for Notice. Section 24 of the Original Lease is amended by deleting Tenant’s address listed therein in its entirety and inserting in its place and stead:
“Beyond Meat, Inc.
119 Standard Street
El Segundo, California 90245
Attention: Chief Financial Officer and General Counsel”
3.Other Provisions. Except as set forth in this Amendment, all other terms and provisions of the Lease shall remain in full force and effect. Any inconsistency between the

Lease and this Amendment shall be governed by this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute the same Amendment. For purposes of this Amendment, signatures by facsimile or electronic PDF shall be binding to the same extent as original signatures. Each signatory of this Amendment on behalf of Tenant and Landlord represents that he or she has the full power and authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. The headings of the paragraphs in this Amendment are for reference only and shall not affect the meaning or interpretation of this Amendment. Landlord and Tenant acknowledge and reaffirm all of their obligations under the Lease, as the Lease has been amended by this Amendment, and agree that any reference made in any other document to the Lease shall mean the Lease as amended by this Amendment. The Lease, as hereby amended, may not be further amended except in writing signed by both Landlord and Tenant. If any provisions of this Amendment or the Lease, as amended hereby, shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of the Lease or this Amendment and all such other provisions shall remain in full force and effect. Landlord and Tenant hereby acknowledge and agree this Amendment shall not be construed or interpreted against either party hereto by virtue of the identity of the preparer.
4.Binding Effect. The covenants and agreements of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors, and assigns.
5.Attorneys’ Fees. If a party hereto brings an action or suit against the other party hereto to enforce any provisions of this Amendment or the Lease, the prevailing party in such action or suit shall be entitled to have and recover from the other party hereto, in addition to damages, equitable or other relief, all costs and expenses of the action or suit and any appeals therefrom, including reasonable attorneys’ fees and court costs and costs of expert witnesses, and fees incurred to enforce any judgment therefrom.
6.No Broker. Each of Landlord and Tenant represent and warrant to each other that neither of them has had any dealings with any real estate broker or agent in connection with the negotiation of this Amendment. Landlord and Tenant each hereby agree to indemnify, defend and hold harmless the other against any losses, causes of action, liabilities, damages, claims, demands, costs and expenses (including reasonable attorneys’ fees and costs) incurred, or to be incurred, for any breach of the foregoing warranty by either party hereto regarding any such dealings with any real estate broker or agent.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

Landlord:

/s/ Sara Maguire LeMone

Sara Maguire LeMone as Trustee of the Sara Maguire LeMone Revocable Trust dated February 6, 2004

Tenant:
BEYOND MEAT, INC.,
a Delaware corporation

By:    /s/ Sanjay Shah
Name:     Sanjay Shah
Title:    Chief Operating Officer

SIGNATURE PAGE TO THIRD LEASE AMENDMENT